G. BRAD BECKSTEAD
-----------------
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)





March 19, 2002

To Whom It May Concern:

I have issued my report dated March 19, 2002, accompanying the financial statements of ReserveNet, Inc. on Form SB-2 for the period of October 31, 2000 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the amended Registration Statement of ReserveNet, Inc. on Form SB-2 (File No. 333-68312).

Signed,



G. Brad Beckstead, CPA